Exhibit 99.1

Contacts:	Investors:
Ralph Harms	Kristine Mozes
Transmeta Corporation	Mozes Communications LLC
(408) 919-3000	(781) 652-8875
TRANSMETA REPORTS SECOND QUARTER 2007 RESULTS
SANTA CLARA, CA. — Aug. 6, 2007 — Transmeta Corporation (NASDAQ: TMTA) today announced financial results for the second quarter of fiscal 2007, ended June 30, 2007.
Revenue for the second quarter of 2007 was $171,000, which included $146,000 of service revenue and $25,000 of end-of-life product revenue. This compared with revenue of $2.1 million in the first quarter of 2007, which included $2.0 million of service revenue and $140,000 of end-of-life product revenue. Net loss for the second quarter of 2007 was $11.5 million, or a loss of $0.06 per share, compared with a net loss of $18.7 million, or a loss of $0.09 per share, in the first quarter of 2007. The second quarter of 2007 results included restructuring charges totaling $1.9 million, non-cash charges of $1.7 million for amortization of intangible assets and $693,000 for stock-based compensation expenses.
Gross margin for the second quarter of 2007 was 53 percent, compared with a gross margin of 26 percent in the first quarter of 2007. The sequential increase in gross margin is primarily due to two items: the first quarter 2007 included a one-time $364,000 impairment charge, and the second quarter revenue included higher margin product revenue from inventories that were previously written-off and fully reserved.
The Company’s cash, cash equivalents and short term investments at June 30, 2007 totaled $15.3 million. The Company continues to be debt free. Cash at June 30, 2007 does not include the approximate $7.0 million in net proceeds that Transmeta received from AMD’s investment in the Company in July 2007.
“In the first half of 2007 we made significant progress to reduce our spending by streamlining our operations to focus on developing and licensing our technologies and intellectual property,” said Les Crudele, president and CEO. “In addition, we continue to focus our efforts on strengthening our balance sheet, which was recently improved by the strategic investment by AMD. We are pleased with AMD’s investment in the future of Transmeta, and we will continue to explore additional opportunities to finance our operations.
“The progress we have made enables us to now bring even greater focus on developing our technology, building our licensing business and expanding our customer base. We continue to have a number of LongRun2 licensing opportunities in various stages of discussion and are pleased that our first royalty licensee, NEC Electronics, expects to move to volume production of its M2 mobile phone chip in the fourth quarter of this year,” said Mr. Crudele.
2007 Annual Meeting Results
Transmeta Corporation held its Annual Meeting of Stockholders on Monday, July 31, 2007 as scheduled. A quorum of stockholders was present in person or by proxy. During the meeting, the motion to elect Messrs. Barnes and Goldman as members in Class I of the Board of Directors of the Company was approved. In addition, the proposal submitted to the stockholders, allowing the

Company’s Board of Directors to effectuate a reverse stock split at any time prior to July 31, 2008 was approved. There were also sufficient votes to ratify the appointment of Burr, Pilger & Mayer as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. A complete tally of the votes on each of these measures will be published in the Company’s next regular report on Form 10-Q for the quarterly period ending September 30, 2007, which is expected to be filed with the Securities and Exchange Commission in November 2007.
Conference Call
As previously announced, Transmeta’s management will host a conference call today at 5:00 p.m. Eastern time / 2:00 p.m. Pacific time to discuss the operating performance for the quarter. The conference call will be available live over the Internet at the investor relations section of Transmeta’s website at www.transmeta.com. To listen to the conference call, please dial (913) 981-4910. A recording of the conference call will be available for one week, starting one hour after the completion of the call, until 11:59 p.m. Pacific time on August 12, 2007. The phone number to access the recording is (888) 203-1112, and the passcode is 6927401. For callers outside the U.S., please dial (719) 457-0820, with the same passcode.
About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, we first became known for designing, developing and selling our highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We are presently focused on developing and licensing our advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices, and in licensing our computing and microprocessor technologies to other companies. To learn more about Transmeta, visit www.transmeta.com.
Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include practical difficulties in implementing our restructuring plan and modifying our business model, the potential loss of key technical and business personnel, our ability to satisfy the continued listing requirements of the Nasdaq Stock Market, uncertainty about the adoption and market acceptance of our technology offerings by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, difficulties in developing our technologies in a timely and cost effective manner, the risk that we have difficulties entering into strategic collaborations or raising financing on satisfactory terms, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-Q, 10-K and 8-K, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Transmeta and LongRun2 are trademarks of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.

Transmeta Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2007	December 31, 2006
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$4,267	$11,595
Short-term investments	10,984	29,955
Accounts receivable, net	224	310
Inventories	—	—
Prepaid and other current assets	1,935	2,729

Total current assets	17,410	44,589
Property, plant and equipment, net	487	758
Patents and patent rights, net	5,811	9,234
Other assets	2,015	2,148

TOTAL ASSETS	$25,723	$56,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,406	$1,467
Accrued compensation and related compensation liabilities	1,183	3,245
Deferred income, net	—	15
Other accrued liabilities	2,464	3,015
Advances from customers	—	1,320
Current portion of accrued restructuring costs	3,771	1,996
Current portion of long-term payables	533	667

Total current liabilities	9,357	11,725
Long-term accrued restructuring costs, net of current portion	—	988
Long-term payables, net of current portion	1,200	1,333

Total liabilities	10,557	14,046

Stockholders’ equity:
Common stock	726,823	724,229
Treasury stock	(2,439)	(2,439)
Accumulated other comprehensive gain (loss)	7	(66)
Accumulated deficit	(709,225)	(679,041)

Total stockholders’ equity	15,166	42,683

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,723	$56,729

(1)	Derived from the Company’s audited statements as of December 31, 2006, included in the Company’s Form 10-K filed with the Securities and Exchange Commission.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenue:
Product	$25	$142	$361	$167	$950
License	—	—	—	—	—
Service	146	1,997	8,970	2,143	27,890

Total revenue	171	2,139	9,331	2,310	28,840

Cost of revenue
Product (1)	—	80	(62)	80	100
License	—	—	—	—	—
Service (1)	80	1,138	5,795	1,218	16,676
Impairment charge on inventories	—	364	—	364	—

Total cost of revenue	80	1,582	5,733	1,662	16,776

Gross profit	91	557	3,598	648	12,064

Operating expenses:
Research and development (1)	2,537	4,936	4,769	7,473	8,021
Selling, general and administrative (1)	5,644	6,106	6,043	11,750	11,587
Restructuring charges	1,920	6,665	96	8,585	170
Amortization of intangible assets	1,711	1,712	1,712	3,423	3,423
Impairment charge on long-lived and other assets	8	294	—	302	—

Total operating expenses	11,820	19,713	12,620	31,533	23,201

Operating loss	(11,729)	(19,156)	(9,022)	(30,885)	(11,137)
Interest income and other, net	365	490	590	855	1,093
Interest expense	(86)	(68)	(37)	(154)	(72)

Net loss from continuing operations	$(11,450)	$(18,734)	$(8,469)	(30,184)	(10,116)

Net loss per share—basic and fully diluted	$(0.06)	$(0.09)	$(0.04)	$(0.15)	$(0.05)

Weighted average shares outstanding — basic	199,935	199,220	195,725	199,580	194,553

Weighted average shares outstanding — fully diluted	199,935	199,220	195,725	199,580	194,553

(1)	Includes charges for stock-based compensation:

	Three Months Ended			Six Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Cost of product revenue	$—	$—	$5	$—	$9
Cost of service revenue	14	3	763	17	1,364
Research and Development	364	(82)	403	282	661
Selling, general and administrative	315	382	739	697	1,193

Total stock-based compensation	$693	$303	$1,910	$996	$3,227

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